HARLAND CLARKE HOLDINGS CORP.
REPORTS SECOND QUARTER AND FIRST HALF 2012 RESULTS

San Antonio, TX - August 9, 2012 - Harland Clarke Holdings Corp. ("Harland Clarke Holdings" or the "Company") today reported results for the second quarter and six months ended June 30, 2012. In addition, Harland Clarke Holdings filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission today.

On December 21, 2011, the Company's parent, M & F Worldwide Corp. ("M & F Worldwide") merged with an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. (the "MacAndrews Acquisition"). As a result of the MacAndrews Acquisition, the Company was required to use the acquisition method of accounting to revalue its assets and liabilities as of the date of the MacAndrews Acquisition. Such accounting results in a number of non-cash adjustments including, but not limited to, decreased revenues as a result of fair value adjustments to deferred revenues, increased depreciation and amortization and increased non-cash interest expense that results from adjusting the Company's long-term debt to fair value as of the date of the MacAndrews Acquisition. As a result of these non-cash adjustments, which are further described in the Company's Quarterly Report on Form 10-Q, the results for the second quarters and first halves of 2012 and 2011 are not comparable in all material respects.

Second Quarter 2012 Highlights

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Net revenues of $405.9 million, up $0.2 million, as compared to the second quarter of 2011 primarily due to revenues from the recent Faneuil acquisition of $23.1 million mostly offset by volume declines at the Harland Clarke and Scantron segments, net charges of $5.5 million for non-cash fair value adjustments related to the MacAndrews Acquisition and a decrease in international software license revenues at the Harland Financial Solutions segment.

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Operating income of $38.1 million, down $26.9 million as compared to the second quarter of 2011 primarily due to net charges of $12.4 million for non-cash fair value adjustments related to the MacAndrews Acquisition, volume declines at the Harland Clarke and Scantron segments and a decrease in international software licenses at the Harland Financial Solutions segment.

•
Net loss of $7.7 million, down $40.8 million as compared to the second quarter of 2011 primarily due to after-tax net charges of $25.4 million ($41.7 million before tax) for non-cash fair value adjustments related to the MacAndrews Acquisition, including significant non-cash interest expense, and a $13.2 million ($9.5 million after tax) one-time gain on the sale of marketable securities in the second quarter of 2011.

•
Adjusted EBITDA(1) of $107.9 million for the second quarter of 2012, down $7.6 million, or 6.6%, as compared to the second quarter of 2011. The results for the second quarter of 2012 are in-line with the preliminary guidance for the second quarter of 2012 that the Company filed with the SEC on Form 8-K on July 16, 2012 in conjunction with the recent refinancing transactions. Additionally, the Company is on track to achieve the 2012 forecasted results previously provided as guidance and filed with the SEC on Form 8-K on May 1, 2012.

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(1)
Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net (loss) income, or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Second Quarter 2012 Performance

Consolidated Results

Consolidated net revenues increased by $0.2 million, to $405.9 million for the second quarter of 2012 from $405.7 million for the second quarter of 2011. The second quarter of 2012 included revenues from the recent acquisition of Faneuil of $23.1 million, which were mostly offset by volume declines at the Harland Clarke and Scantron segments, net charges of $5.5 million for non-cash fair value adjustments related to the MacAndrews Acquisition and a decrease in international software license revenues at the Harland Financial Solutions segment.

Consolidated operating income decreased by $26.9 million, or 41.4%, to $38.1 million for the second quarter of 2012 from $65.0 million for the second quarter of 2011. The decrease was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income for the second quarter of 2012 by $12.4 million, including a $10.5 million increase in depreciation and amortization expense, volume declines in checks and related products at the Harland Clarke segment, a decrease in international software license revenues at the Harland Financial Solutions segment and volume declines in forms and scanners at the Scantron segment.

Consolidated net income decreased by $40.8 million to a net loss of $7.7 million for the second quarter of 2012 from net income of $33.1 million for the second quarter of 2011. The decrease was primarily due to net charges for non-cash fair value adjustments of $41.7 million related to the MacAndrews Acquisition that reduced net income by $25.4 million for the second quarter of 2012. These acquisition accounting adjustments included $29.3 million of non-cash interest expense that resulted from adjusting the Company's long-term debt to fair value at the date of the MacAndrews Acquisition. Additionally, the second quarter of 2011 included a $13.2 million ($9.5 million after tax) one-time gain on the sale of marketable securities.

Consolidated Adjusted EBITDA decreased by $7.6 million, or 6.6%, to $107.9 million for the second quarter of 2012 from $115.5 million for the second quarter of 2011. The Adjusted EBITDA impact of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative impact of $1.2 million for the second quarter of 2012, as compared to a negative impact of $1.9 million for the second quarter of 2011. The Company continues to make investments related to these recent strategic acquisitions that have added comprehensive web capabilities to the Scantron segment. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net (loss) income, or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results

During the second quarter of 2012, the Company transferred certain product and service lines from the Scantron segment to other segments to better align complementary products and services. The Harland Technology Services ("HTS") and Medical Device Tracking ("MDT") businesses were transferred to the Faneuil segment and the Survey Services business was transferred to the Harland Clarke segment. In accordance with applicable accounting guidance, prior period amounts for these businesses have been reclassified to conform to the business segment changes.

Net revenues for the Harland Clarke segment decreased by $2.7 million, or 0.9%, to $282.2 million for the second quarter of 2012 from $284.9 million for the second quarter of 2011. This decrease was primarily due to volume declines, net of client additions and losses, in check and related products that reduced net revenues by $9.4 million and a decrease in revenues per unit that decreased net revenues by $2.1 million. These decreases were partially offset by a net benefit of $8.8 million for non-cash fair value adjustments to deferred revenues and client incentives related to the MacAndrews Acquisition. Operating income for the Harland Clarke segment decreased by $14.1 million, or 22.1%, to $49.8 million for the second quarter of 2012 from $63.9 million for the second quarter of 2011. The decrease in operating income was primarily due to volume declines, the decrease in revenues per unit, an increase in costs due to timing of an incentive program in the second quarter of 2011 and an increase in restructuring charges of $1.3 million. The second quarter of 2012 also included net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $4.3 million, including a $14.5 million increase in depreciation and amortization partially offset by a $10.2 million benefit for other non-cash adjustments. The decrease in operating income was partially offset by a decrease in general overhead expenses.

Net revenues for the Harland Financial Solutions segment decreased by $17.1 million, or 22.7%, to $58.2 million for the second quarter of 2012 from $75.3 million for the second quarter of 2011. For the second quarter of 2012, the Harland Financial Solutions segment incurred a net charge of $11.3 million from non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition. In addition, net revenues decreased by $4.6 million due to a decrease in software license revenues primarily as a result of the timing of license agreements with certain international customers and by $1.5 million due to decreased early termination fees, which were partially offset by a $0.7 million increase in service bureau revenues. Operating income for the Harland Financial Solutions segment decreased by $17.2 million to $1.0 million for the second quarter of 2012 from $18.2 million for the second quarter of 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $11.9 million, including a $2.8 million increase in depreciation and amortization, and a $4.6 million decrease in international software license revenues that occurred in the second quarter of 2011.

Net revenues for the Scantron segment increased by $0.5 million, or 1.8%, to $28.7 million for the second quarter 2012 from $28.2 million for the second quarter of 2011. For the second quarter of 2012, the Scantron segment incurred a net charge of $1.0 million from non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition compared to a net charge of $2.4 million in the 2011 period from non-cash fair value adjustments to deferred revenues related to the acquisitions of the Spectrum K12 and GlobalScholar businesses. In addition, net revenues increased by $1.0 million for the Spectrum K12 and GlobalScholar businesses primarily due to an increase in project implementations. These increases were partially offset by volume declines in forms, scanners and other services that reduced revenues by $1.9 million. Operating losses for the Scantron segment decreased by $5.4 million, to an operating loss of $10.0 million for the second quarter of 2012 from an operating loss of $15.4 million for the second quarter of 2011. The improvement in the operating loss was primarily due to a net benefit for non-cash fair value adjustments related to the MacAndrews Acquisition that increased operating income by $4.8 million, including a $5.5 million decrease in depreciation and amortization partially offset by a $0.7 million charge for other non-cash adjustments, a $1.5 million decrease in restructuring charges and decreases in selling, general and administrative expenses primarily resulting from restructuring and other cost reduction activities. These improvements to the operating loss were partially offset by volume declines in forms, scanners and other services and increased labor and related expenses due to investments in implementation resources.

Net revenues for the Faneuil segment increased by $20.0 million to $37.4 million for the second quarter of 2012 from $17.4 million for the second quarter of 2011 (during which only the HTS and MDT businesses were in the Faneuil segment) due to net revenues of $23.1 million attributable to the acquisition of Faneuil, partially offset by a decrease in net revenues for the HTS and MDT businesses that were transferred from the Scantron segment. For the second quarter of 2012, those businesses incurred a net charge of $2.0 million from non-cash fair value adjustments to deferred revenues related to the MacAndrews Acquisition. The remaining decrease was primarily due to declines in revenues related to installation and maintenance services. Operating income for the Faneuil segment decreased by $1.1 million to $1.9 million for the second quarter of 2012 from $3.0 million for the second quarter of 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $1.0 million, including $2.3 million of other non-cash charges offset by a $1.3 million decrease in depreciation and amortization, and the decrease in installation and maintenance revenues. These decreases were partially offset by operating income of $1.2 million attributable to the acquisition of Faneuil.

First Half 2012 Performance

On March 19, 2012, the Company purchased Faneuil, Inc. ("Faneuil") for $70.0 million in cash from affiliates of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to government and regulated commercial clients across the United States. Although the Company's acquisition of Faneuil closed on March 19, 2012, the Company has included Faneuil operations in its consolidated results for the entire first half of 2012 as required by GAAP since Faneuil and the Company were under common control. Faneuil operations are not included in the Company's results for the second quarter or first half of 2011.

Consolidated Results

Consolidated net revenues increased by $10.1 million, or 1.2%, to $819.7 million for the first half of 2012 from $809.6 million for the first half of 2011. The increase was primarily due to revenues from the recent acquisition of Faneuil of $45.0 million and increases in revenues per unit at the Harland Clarke segment that increased net revenues by $8.9 million. These increases were partially offset by net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition that reduced revenues in the first half of 2012 by $23.6 million, volume declines at the Harland Clarke and Scantron segments that reduced revenues by $16.9 million and a decrease in international software license revenues of $6.4 million.

Consolidated operating income decreased by $65.3 million, or 51.5%, to $61.5 million for the first half of 2012 from $126.8 million for the first half of 2011. The decrease was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income for the first half of 2012 by $50.9 million, including a $21.8 million increase in depreciation and amortization expense, volume declines in checks and related products at the Harland Clarke segment, a decrease in international software license revenues at the Harland Financial Solutions segment and volume declines in forms and scanners at the Scantron segment. These decreases were partially offset by increased revenues per unit at the Harland Clarke segment.

Consolidated net income decreased by $87.1 million to a net loss of $30.6 million for the first half of 2012 from net income of $56.5 million for the first half of 2011. The decrease was primarily due to net charges for non-cash fair value adjustments of $114.9 million related to the MacAndrews Acquisition that reduced net income by $70.1 million for the first half of 2012. These acquisition accounting adjustments included $64.0 million of non-cash interest expense that resulted from adjusting the Company's long-term debt to fair value at the date of the MacAndrews Acquisition. Additionally, the second quarter of 2011 included a $13.2 million ($9.5 million after tax) one-time gain on the sale of marketable securities.

Consolidated Adjusted EBITDA decreased by $10.8 million, or 4.9%, to $211.5 million for the first half of 2012 from $222.3 million for the first half of 2011. The Adjusted EBITDA impact of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative impact of $8.9 million for the first half of 2012, as compared to a negative impact of $7.4 million for the first half of 2011. The Company continues to make investments related to these recent strategic acquisitions that have added comprehensive web capabilities to the Scantron segment. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net (loss) income, or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results

Net revenues for the Harland Clarke segment increased by $12.3 million, or 2.2%, to $579.7 million for the first half of 2012 from $567.4 million for the first half of 2011. This increase was primarily due to a net benefit of $16.8 million for non-cash fair value adjustments to deferred revenues and client incentives related to the MacAndrews Acquisition and an increase in revenues per unit that increased net revenues by $8.9 million. These increases were partially offset by volume declines, net of client additions and losses, in check and related products that reduced net revenues by $12.0 million and a decrease in other non-check revenues of $2.0 million. Operating income for the Harland Clarke segment decreased by $24.8 million, or 20.7%, to $95.2 million for the first half of 2012 from $120.0 million for the first half of 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $21.5 million compared to the prior year, including a $29.2 million increase in depreciation and amortization partially offset by a $7.7 million benefit for other non-cash adjustments. The decrease was also a result of unit declines, an increase in delivery costs, and an increase in costs due to timing of an incentive program in the second quarter of 2011. These decreases to operating income were partially offset by the increase in revenues per unit.

Net revenues for the Harland Financial Solutions segment decreased by $38.8 million, or 26.3%, to $108.5 million for the first half of 2012 from $147.3 million for the first half of 2011. For the first half of 2012, the Harland Financial Solutions segment incurred a net charge of $30.7 million from non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition. In addition, net revenues decreased by $6.4 million due to a decrease in software license revenues primarily as a result of the timing of license agreements with certain international customers and by $1.5 million due to decreased early termination fees, which were partially offset by a $1.4 million increase in service bureau revenues. Operating income for the Harland Financial Solutions segment decreased by $39.0 million to an operating loss of $6.8 million for the first half of 2012 from operating income of $32.2 million for the first half of 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $31.6 million, including a $5.5 million increase in depreciation and amortization, and the $6.4 million decrease in international software license revenues that occurred in the first half of 2011.

Net revenues for the Scantron segment decreased by $2.0 million, or 3.3%, to $58.8 million for the first half of 2012 from $60.8 million for the first half of 2011. For the first half of 2012, the Scantron segment incurred a net charge of $5.5 million from non-cash fair value adjustments to deferred revenue related to the MacAndrews Acquisition compared to a net charge of $5.3 million in the first half of 2011 from non-cash fair value adjustments to deferred revenues related to the acquisitions of the Spectrum K12 and GlobalScholar businesses. The remaining decrease in net revenues was due to volume declines in forms, scanners and other services that reduced revenues by $4.9 million, partially offset by revenue increases for the GlobalScholar and Spectrum K12 businesses of $3.2 million primarily due to an increase in project implementations. Operating losses for the Scantron segment decreased by $2.2 million, to an operating loss of $20.8 million for the first half of 2012 from an operating loss of $23.0 million for the first half of 2011. The improvement in the operating loss was primarily due to a net benefit for non-cash fair value adjustments related to the MacAndrews Acquisition that increased operating income by $5.1 million, including a $10.9 million decrease in depreciation and amortization partially offset by a $5.8 million charge for other non-cash adjustments, a $0.8 million decrease in restructuring charges and decreases in selling, general and administrative expenses primarily resulting from restructuring and other cost reduction activities. These improvements to the operating loss were partially offset by volume declines in forms, scanners and other services and increased labor and related expenses due to investments in implementation resources.

Net revenues for the Faneuil segment increased by $39.5 million to $73.8 million for the first half of 2012 from $34.3 million for the first half of 2011 (during which only the HTS and MDT businesses were in the Faneuil segment) due to net revenues of $45.0 million attributable to the acquisition of Faneuil, partially offset by a decrease in net revenues for the HTS and MDT businesses that were transferred from the Scantron segment. In the 2012 period, these businesses incurred a net charge of $4.2 million from non-cash fair value adjustments to deferred revenues related to the MacAndrews Acquisition. The remaining decrease was primarily due to declines in revenues related to installation and maintenance services. Operating income for the Faneuil segment decreased by $3.2 million to $2.7 million for the first half of 2012 from $5.9 million for the first half of 2011. The decrease in operating income was primarily due to net charges for non-cash fair value adjustments related to the MacAndrews Acquisition that reduced operating income by $2.9 million, including $4.9 million of other non-cash charges partially offset by a $2.0 million decrease in depreciation and amortization, and the decrease in installation and maintenance revenues. These decreases were partially offset by operating income of $1.2 million attributable to the acquisition of Faneuil.

About Harland Clarke Holdings

Harland Clarke Holdings is a holding company that conducts its operations through its direct and indirect, wholly owned operating subsidiaries. Harland Clarke Holdings has four business segments, which are operated by Harland Clarke, Harland Financial Solutions, Scantron and Faneuil. Harland Clarke is a provider of checks and related products, direct marketing services and customized business and home office products. Harland Financial Solutions provides technology products and related services to financial institutions. Scantron is a leading provider of data management solutions and related services to educational, commercial and governmental entities. Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to government and regulated commercial clients and patient information collection and tracking, managed technical services and related field maintenance services to education, commercial, healthcare and governmental entities.

Harland Clarke Holdings is an indirect, wholly owned subsidiary of M & F Worldwide, which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews. MacAndrews is wholly owned by Ronald O. Perelman. On September 12, 2011, M & F Worldwide agreed, subject to various closing conditions, to merge with an indirect, wholly owned subsidiary of MacAndrews, and, following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of all other closing conditions, that merger was effected on December 21, 2011.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings' control. All statements other than statements of historical facts included in this press release, including those regarding Harland Clarke Holdings' strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Harland Clarke Holdings believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. In addition to factors described in Harland Clarke Holdings' Securities and Exchange Commission filings and others, the following factors may cause Harland Clarke Holdings' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: (1) Harland Clarke Holdings' substantial indebtedness; (2) difficult conditions in financial markets, the downturn in and potential worsening of general economic and market conditions and the impact of the credit crisis; (3) covenant restrictions under Harland Clarke Holdings' indebtedness that may limit its ability to operate its business and react to market changes; (4) the maturity of the principal industry in which the Harland Clarke segment operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, a decline in consumer confidence and/or checking account openings and other factors, and our ability to grow non-check-related product lines; (5) consolidation among or failure of financial institutions, decreased spending by financial institutions on our products and services and other adverse changes among the large clients on which Harland Clarke Holdings depends, resulting in decreased revenues and/or pricing pressure; (6) the ability to retain Harland Clarke Holdings' clients; (7) the ability to retain Harland Clarke Holdings' key employees and management; (8) lower than expected cash flow from operations; (9) significant increases in interest rates; (10) intense competition in all areas of Harland Clarke Holdings' business; (11) interruptions or adverse changes in Harland Clarke Holdings' supplier relationships, technological capacity, intellectual property matters, and applicable laws; (12) increased spending on product development and implementation of our products; (13) decreases to educational budgets as a result of the continued general economic downturn and the resulting impact on Scantron's customers; (14) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating acquisitions; (15) Harland Clarke Holdings' ability to successfully integrate and manage acquisitions; (16) Harland Clarke Holdings' ability to achieve vendor-specific objective evidence for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue; (17) Harland Clarke Holdings' ability to implement any or all components of its business strategy or realize all of its expected cost savings or synergies from acquisitions; (18) acquisitions otherwise not being successful from a financial point of view, including, without limitation, due to any difficulties with Harland Clarke Holdings servicing its debt obligations; and (19) weak economic conditions and declines in the financial performance of our businesses that may result in material impairment charges.

You should read carefully the factors described in Harland Clarke Holdings' Annual Report on Form 10-K for the year ended December 31, 2011 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

Non-GAAP Financial Measures

In this release, Harland Clarke Holdings presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Harland Clarke Holdings that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to contract acquisition payments). Harland Clarke Holdings presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Harland Clarke Holdings' industries.

Harland Clarke Holdings believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance, although EBITDA should not be considered as a measure of liquidity. In addition, Harland Clarke Holdings utilizes EBITDA when interpreting operating trends and results of operations of its business.

Harland Clarke Holdings also uses EBITDA for the following purposes: Harland Clarke Holdings' senior credit facilities use EBITDA (with additional adjustments) to measure compliance with financial covenants such as debt incurrence. Harland Clarke Holdings' executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Harland Clarke Holdings and others in its industry to evaluate and value potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Harland Clarke Holdings to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Harland Clarke Holdings may incur expenses such as those excluded in calculating it. Harland Clarke Holdings' presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Harland Clarke Holdings' cash expenditures and future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Harland Clarke Holdings' working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Harland Clarke Holdings' debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Harland Clarke Holdings' statements of cash flows; and

•	other companies in Harland Clarke Holdings' industries may calculate EBITDA differently from Harland Clarke Holdings, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Harland Clarke Holdings' business or as a measure of cash that will be available to Harland Clarke Holdings to meet its obligations. You should compensate for these limitations by relying primarily on Harland Clarke Holdings' GAAP results and using EBITDA only supplementally.

Harland Clarke Holdings presents Adjusted EBITDA as a supplemental measure of its performance. Harland Clarke Holdings prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Harland Clarke Holdings' ongoing operating performance. Such items include, but are not limited to, certain acquisition accounting adjustments, gains and losses on early extinguishment of debt, restructuring costs, asset impairment charges, deferred purchase price compensation related to acquisitions and changes in the fair value of contingent consideration related to acquisitions. You are encouraged to evaluate each adjustment and the reasons Harland Clarke Holdings considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Harland Clarke Holdings may incur expenses, including cash expenses, similar to the adjustments in this presentation. Harland Clarke Holdings' presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Pete Fera
(210) 697-1208

- tables to follow -

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)
(unaudited)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Accordingly, the operating results for the Successor and Predecessor periods presented below are not comparable in all material respects due to the different bases of accounting.

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Product revenues, net	$311.6	$325.1	$642.8	$649.1
Service revenues, net	94.3	80.6	176.9	160.5
Total net revenues	405.9	405.7	819.7	809.6
Cost of products sold	197.1	197.7	415.8	395.0
Cost of services provided	65.5	39.4	130.9	79.3
Total cost of revenues	262.6	237.1	546.7	474.3
Gross profit	143.3	168.6	273.0	335.3
Selling, general and administrative expenses	101.5	101.3	207.0	205.3
Revaluation of contingent consideration	—	(2.4)	(0.5)	(5.1)
Asset impairment charges	—	1.0	—	2.3
Restructuring costs	3.7	3.7	5.0	6.0
Operating income	38.1	65.0	61.5	126.8
Interest income	0.2	0.1	0.5	0.2
Interest expense	(51.2)	(27.4)	(109.7)	(54.6)
Other income (expense), net	—	13.2	(0.2)	13.2
(Loss) income before income taxes	(12.9)	50.9	(47.9)	85.6
(Benefit) provision for income taxes	(5.2)	17.8	(17.3)	29.1
Net (loss) income	$(7.7)	$33.1	$(30.6)	$56.5

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)
(unaudited)

As a result of the change in ownership from the MacAndrews Acquisition, the acquisition method of accounting was used to revalue assets and liabilities assumed on December 21, 2011. Accordingly, the operating results for the Successor and Predecessor periods presented below are not comparable in all material respects due to the different bases of accounting.

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net revenues
Harland Clarke segment	$282.2	$284.9	$579.7	$567.4
Harland Financial Solutions segment	58.2	75.3	108.5	147.3
Scantron segment	28.7	28.2	58.8	60.8
Faneuil segment	37.4	17.4	73.8	34.3
Eliminations	(0.6)	(0.1)	(1.1)	(0.2)
Total net revenues	$405.9	$405.7	$819.7	$809.6

Operating income (loss)
Harland Clarke segment	$49.8	$63.9	$95.2	$120.0
Harland Financial Solutions segment	1.0	18.2	(6.8)	32.2
Scantron segment	(10.0)	(15.4)	(20.8)	(23.0)
Faneuil segment	1.9	3.0	2.7	5.9
Corporate	(4.6)	(4.7)	(8.8)	(8.3)
Total operating income	$38.1	$65.0	$61.5	$126.8

Harland Clarke Holdings Corp. and Subsidiaries
Reconciliations to EBITDA and Adjusted EBITDA
(in millions)
(unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net (loss) income	$(7.7)	$33.1	$(30.6)	$56.5
Interest expense, net	51.0	27.3	109.2	54.4
(Benefit) provision for income taxes	(5.2)	17.8	(17.3)	29.1
Depreciation and amortization	54.2	40.6	105.8	81.0
EBITDA	92.3	118.8	167.1	221.0
Adjustments:
Restructuring costs (a)	3.7	3.7	5.0	6.0
Revaluation of contingent consideration (b)	—	(2.4)	(0.5)	(5.1)
Asset impairment charges (c)	—	1.0	—	2.3
Impact of acquisition accounting adjustments (d)	1.9	2.8	29.1	6.0
One-time, non-cash charge (e)	1.2	—	1.2	—
Gain on sale of marketable securities (f)	—	(13.2)	—	(13.2)
Transaction related expenses (g)	0.7	—	0.7	—
Customer billings in excess of recognized revenues (h)	8.1	4.8	8.9	5.3
Adjusted EBITDA	$107.9	$115.5	$211.5	$222.3

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating loss	$(8.9)	$(13.6)	$(19.3)	$(27.3)
Depreciation and amortization	1.0	4.8	1.6	9.3
EBITDA from GlobalScholar and Spectrum K12	(7.9)	(8.8)	(17.7)	(18.0)
Adjustments:
Restructuring costs (a)	0.5	0.7	0.8	1.0
Revaluation of contingent consideration (b)	—	(0.2)	—	(0.5)
Impact of acquisition accounting adjustments (d)	(0.1)	2.4	2.1	5.3
Customer billings in excess of recognized revenues (h)	6.3	4.0	5.9	4.8
Adjusted EBITDA from GlobalScholar and Spectrum K12	$(1.2)	$(1.9)	$(8.9)	$(7.4)
____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects changes in the fair value of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets.

(d)
Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense. For the three months ended June 30, 2012, the acquisition accounting adjustments consisted of the following net amounts related to the MacAndrews Acquisition: a $5.5 non-cash decrease to net revenues, a $0.9 non-cash decrease to cost of revenues and a $2.7 non-cash decrease to selling, general and administrative expenses. For the six months ended June 30, 2012, the acquisition accounting adjustments consisted of the following net amounts related to the

MacAndrews Acquisition: a $23.6 non-cash decrease to net revenues, an $11.7 non-cash increase to cost of revenues and a $6.2 non-cash decrease to selling, general and administrative expenses.

(e)	Reflects a one-time, non-cash charge at the Harland Financial Solutions segment related to a change in the recognition of revenue for certain product lines.

(f)	Reflects a one-time gain on the sale of marketable securities.

(g)	Reflects non-recurring charges related to the MacAndrews Acquisition in the Corporate segment.

(h)	Reflects the difference in the amount billed to customers in excess of revenues recognized plus non-cash fair value adjustments to deferred revenues.